Exhibit 99.1
Novocure Reports Third Quarter 2022 Financial Results

Quarterly net revenues of $131 million with $52 million invested in research & development initiatives

Entering a transformational period with multiple pivotal trial readouts anticipated in coming quarters

Root, Switzerland – Novocure (NASDAQ: NVCR) today reported financial results for the quarter ended September 30, 2022. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (TTFields).

“In the third quarter, we showed consistent execution in service of our mission to extend survival in some of the most aggressive forms of cancer,” said William Doyle, Novocure’s Executive Chairman. “We are diligently working to reach additional patients in our current markets, expand into new markets, enhance our products and treat patients in new indications throughout the body. We are investing aggressively to prepare Novocure for the future and are eager to treat many more patients in the coming years.”

“Novocure is approaching a period that should be transformational for our company and patients,” said Asaf Danziger, Novocure’s Chief Executive Officer. “January marks the beginning of a two-year period of multiple data releases from our pivotal studies exploring the use of TTFields in a variety of solid tumor cancers and combinations. These data catalysts could enable us to treat tens of thousands more patients in the future, and we look forward to sharing these results with physicians, patients, and the investor community in the coming quarters.”

Financial updates for the third quarter ended September 30, 2022:
•Total net revenues for the quarter were $131.0 million, a decrease of 2% compared to the same period in 2021.
•The United States, EMEA and Japan contributed $102.7 million, $14.3 million, and $7.9 million in quarterly net revenues, respectively.
•Net revenues were impacted by the volume of cash collections from aged claims in the U.S., the ongoing impact of German coverage updates and foreign exchange pressure.
•Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $6.2 million.
•Gross margin for the quarter was 77%.
•Research, development and clinical studies expenses for the quarter were $52.0 million, an increase of 8% from the same period in 2021.
•Sales and marketing expenses for the quarter were $41.4 million, an increase of 27% compared to the same period in 2021. This reflects increased investments in early commercial and market access capabilities.

Exhibit 99.1
•General and administrative expenses for the quarter were $32.5 million, an increase of 4% compared to the same period in 2021.
•Net loss for the quarter was $26.6 million with loss per share of $0.25.
•Adjusted EBITDA* for the quarter was $4.4 million.
•Cash, cash equivalents and short-term investments were $970.3 million as of September 30, 2022.
Operational updates for the third quarter ended September 30, 2022:
•As of September 30, 2022, there were 3,420 active patients on therapy. Active patients from North America, EMEA and Japan contributed 2,181, 885 and 354 active patients, respectively.
•1,389 prescriptions were received in the quarter. Prescriptions from North America, EMEA and Japan contributed 978, 332 and 79 prescriptions, respectively.

Quarterly updates and achievements:
•Today, we are announcing preliminary data from the phase 2 EF-33 pilot study evaluating the safety and efficacy of high density arrays in 25 patients with recurrent glioblastoma (GBM). Among those who used Optune® as directed for at least one month, median progression-free survival was 4.5 months compared to 2.2 months in the historical control, Novocure’s pivotal EF-11 study. Further, notwithstanding the increased TTFields intensity, EF-33 patients reported no TTFields-related toxicity.
•Our phase 3 pivotal METIS study for the treatment of brain metastases from non-small cell lung cancer (NSCLC) continues to enroll well, and we have visibility to final patient enrollment; however, we now expect to complete enrollment in the first quarter of 2023 versus the fourth quarter of 2022. This will begin the final patient’s 12-month follow-up period, and we anticipate top-line data in the first quarter of 2024.
•In September 2022, we announced the creation of our U.S. CNS (central nervous system) Cancers Franchise, intended to strengthen focus on growth in our U.S. GBM business by streamlining decision-making and improving coordination.

Anticipated clinical milestones:
•Top-line readout from phase 3 pivotal LUNAR study in NSCLC (Q1 2023)
•Data from phase 3 pivotal INNOVATE-3 study in recurrent ovarian cancer (2023)
•Data from phase 3 pivotal METIS study in brain metastases (2024)
•Data from phase 3 pivotal PANOVA-3 study in locally advanced pancreatic cancer (2024)

Conference call details
Novocure will host a conference call and webcast to discuss third quarter 2022 financial results at 8 a.m. EDT today, Thursday, October 27, 2022. Analysts and investors can participate in the conference call by using the following registration link, and dial-in details will be provided.

Exhibit 99.1
The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma and malignant pleural mesothelioma. Novocure has ongoing or completed clinical studies investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Root, Switzerland and with a growing global footprint, Novocure has regional operating centers in Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

*Non-GAAP Financial Measurements
We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 24, 2022, and subsequent filings with the U.S. Securities and Exchange Commission.

Exhibit 99.1
Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Exhibit 99.1
Consolidated Statements of Operations
USD in thousands (except share and per share data)

	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,
	2022	2021	2022	2021	2021
	Unaudited		Unaudited		Audited
Net revenues	$130,998	$133,606	$409,411	$401,818	$535,031
Cost of revenues	29,749	30,206	85,979	85,190	114,877
Gross profit	101,249	103,400	323,432	316,628	420,154

Operating costs and expenses:
Research, development and clinical studies	51,956	48,141	151,265	144,372	201,303
Sales and marketing	41,395	32,580	124,029	98,075	137,057
General and administrative	32,509	31,231	94,683	95,116	126,127
Total operating costs and expenses	125,860	111,952	369,977	337,563	464,487

Operating income (loss)	(24,611)	(8,552)	(46,545)	(20,935)	(44,333)
Financial expenses (income), net	(1,194)	1,981	2,743	5,567	7,742

Income (loss) before income taxes	(23,417)	(10,533)	(49,288)	(26,502)	(52,075)
Income taxes	3,159	2,591	5,943	5,391	6,276
Net income (loss)	$(26,576)	$(13,124)	$(55,231)	$(31,893)	$(58,351)

Basic net income (loss) per ordinary share	$(0.25)	$(0.13)	$(0.53)	$(0.31)	$(0.56)
Weighted average number of ordinary shares used in computing basic net income (loss) per share	104,884,583	103,731,147	104,552,803	103,281,380	103,433,274
Diluted net income (loss) per ordinary share	$(0.25)	$(0.13)	$(0.53)	$(0.31)	$(0.56)
Weighted average number of ordinary shares used in computing diluted net income (loss) per share	104,884,583	103,731,147	104,552,803	103,281,380	103,433,274

Exhibit 99.1
Consolidated Balance Sheets
USD in thousands (except share data)

	September 30, 2022	December 31, 2021
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$243,805	$208,802
Short-term investments	726,515	728,898
Restricted cash	231	807
Trade receivables, net	87,552	93,567
Receivables and prepaid expenses	17,478	17,025
Inventories	26,792	24,427
Total current assets	1,102,373	1,073,526
LONG-TERM ASSETS:
Property and equipment, net	29,745	22,693
Field equipment, net	11,985	12,923
Right-of-use assets	19,405	18,267
Other long-term assets	10,707	12,086
Total long-term assets	71,842	65,969
TOTAL ASSETS	$1,174,215	$1,139,495

Exhibit 99.1
Consolidated Balance Sheets
USD in thousands (except share data)

	September 30, 2022	December 31, 2021
	Unaudited	Audited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables	$77,026	$72,600
Other payables, lease liabilities and accrued expenses	64,050	70,002
Total current liabilities	141,076	142,602
LONG-TERM LIABILITIES:
Long-term debt, net	564,677	562,216
Deferred revenue	3,924	6,477
Long-term leases	14,827	12,997
Employee benefit liabilities	4,088	4,543
Other long-term liabilities	222	166
Total long-term liabilities	587,738	586,399
TOTAL LIABILITIES	728,814	729,001

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Share capital -
Ordinary shares no par value, unlimited shares authorized; issued and outstanding: 104,942,941 shares and 103,971,263 shares at September 30, 2022 (unaudited) and December 31, 2021, respectively	—	—
Additional paid-in capital	1,188,864	1,099,589
Accumulated other comprehensive income (loss)	(2,306)	(3,169)
Retained earnings (accumulated deficit)	(741,157)	(685,926)
TOTAL SHAREHOLDERS' EQUITY	445,401	410,494
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,174,215	$1,139,495

Exhibit 99.1
Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net income (loss)	$(26,576)	$(13,124)	102%	$(55,231)	$(31,893)	73%
Add: Income tax	3,159	2,591	22%	5,943	5,391	10%
Add: Financial expenses (income), net	(1,194)	1,981	(160)%	2,743	5,567	(51)%
Add: Depreciation and amortization	2,659	2,734	(3)%	7,924	7,584	4%
EBITDA	$(21,952)	$(5,818)	277%	$(38,621)	$(13,351)	189%
Add: Share-based compensation	26,305	25,758	2%	77,173	72,502	6%
Adjusted EBITDA	$4,353	$19,940	(78)%	$38,552	$59,151	(35)%

Investors:
Ingrid Goldberg
investorinfo@novocure.com
610-723-7427

Media:
Leigh Labrie
media@novocure.com
610-723-7428